=======================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 30, 2003
                Date of Report (Date of earliest event reported)

                        MANTECH INTERNATIONAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)


        Delaware                000-49604                22-1852179
   ------------------        ----------------           ------------
   (State or Other         (Commission File Number)    (IRS Employer
    Jurisdiction of                                       Identification No.)
    Incorporation)



                  12015 Lee Jackson Highway, Fairfax, VA 22033
                    (Address of principal executive offices)

                                 (703) 218-6000
              (Registrant's telephone number, including area code)

             =======================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is filed with this report.


     99.1 Press Release dated July 30, 2003, announcing ManTech International Corporation's second quarter financial results for fiscal year 2003 as well as its earnings guidance for the third quarter of fiscal year 2003 and full fiscal year 2003.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 30, 2003, ManTech International Corporation issued an earnings release announcing its financial results for the second quarter ended June 30, 2003 as well as its earnings guidance for the third quarter of fiscal year 2003 and full fiscal year 2003. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MANTECH INTERNATIONAL CORPORATION


Date:  July 30, 2003                  /s/ Ronald R. Spoehel
                             -------------------------------------------
                             Name:        Ronald R. Spoehel
                             Title:       Executive Vice President,
                                          Chief Financial Officer and Treasurer

                                            Peter LaMontagne
ManTech International Corporation           Senior Corporate Vice President
12015 Lee Jackson Highway                   703/218-8200
Fairfax, VA 22033-3300                      703/218-8296 (fax)
www.mantech.com                             Corporatecommunications@mantech.com

FOR IMMEDIATE RELEASE
ManTech Reports Record Second Quarter Results and Final Integration of Acquisitions

FAIRFAX, Virginia, July 30, 2003 - ManTech International Corporation (Nasdaq:
MANT), a leading provider of information technology and technical services solutions to the Department of Defense and the intelligence community, today announced record operating results for the second quarter and increased earnings and revenue guidance for the full year 2003. ManTech's revenue for the second quarter 2003 was $177.1 million, an increase of 48.6% over the same period in 2002, and fully diluted Earnings Per Share (EPS) rose 55.6% to $0.28. The company also announced the completion of the integration of its recently acquired companies and the consolidation of operations across the enterprise.

"ManTech's strong second quarter results demonstrate the value of our unified business platform--we have completed the integration of all four acquisitions and carried out additional consolidation among these acquisitions and the other ManTech operations," stated George J. Pedersen, Chairman of the Board, CEO and President of ManTech International Corporation. "The Company is now optimized to take advantage of strong budget and spending trends on priority national security programs--we see continued strong top line growth and solid margins. ManTech's success in this quarter affirms our strategy to focus our business development and acquisition efforts on high priority work for the national security community, where we continue to have excellent revenue visibility. We expect favorable spending and budget trends to continue to sustain our growth well into 2005."

ManTech International Corporation reported revenue for the quarter ending June 30, 2003 of $177.1 million, up from $119.2 million for the same period in 2002, an increase of 48.6%. The results reflect an organic growth rate of 13.0% over the $156.7 million in pro forma revenue for the comparable period in 2002 which includes the revenue for each period of the companies acquired by ManTech since that time. This revenue growth was primarily attributable to new business supporting national security programs for the intelligence community and Department of Defense.

Operating income for the quarter was $15.3 million, an increase of 64.1% over 2002. Operating margin for the quarter expanded to 8.6% compared with 7.8% for the same period in 2002. The margin expansion in the quarter is attributable both to higher margin

ManTech Reports Record Second Quarter Results and Final Integration of Acquisitions July 30, 2003 Page 8 contributions from acquired companies and to operating efficiencies. Net income for the quarter rose 82.6% to $8.9 million from $4.9 million in 2002. Fully diluted EPS were $0.28, up from $0.18 in 2002.

ManTech also announced the completion of the integration of the four companies it had acquired in the past year, as well as the consolidation of various operations across the enterprise. The National Security Solutions Group (NSSG), the primary group supporting intelligence community customers, consolidated six business units into three core operations focusing on mission critical systems development, security, and intelligence operations. ManTech also announced the formation of the Defense Systems Group (DSG), a consolidation of DoD-related operations from NSSG and the Systems Engineering Group, to focus on Department of Defense Armed Services customers. The company's Information Technology Group will continue to focus on enterprise support services for federal agencies.

ManTech reported recent contract awards and contract expansions with an estimated value in excess of $250 million, including previously unannounced classified contract awards and existing contract expansions totaling approximately $150 million. Demonstrating the capabilities of the Company in both expansion of existing customer relationships and in leveraging its enhanced market position provided through its acquisitions, ManTech highlighted its second quarter contract announcements which included the $88.6 million contract award in support of State Department IT modernization efforts and the $6.8 million Air Force award that resulted from a joint business development effort by an established ManTech operation and a newly acquired company.

ManTech reported backlog of $1.5 billion as of June 30, 2003, compared with $1.1 billion on the same date in 2002. Funded backlog as of June 30, 2003 was $342.2 million, an increase of 69.3% over the same date in 2002. GSA schedule contract value at June 30, 2003 was estimated at $1.1 billion, up from $939.2 million on the same date in 2002. At the end of the second quarter, ManTech had approximately $700 million in proposals under evaluation and a pipeline of qualified opportunities exceeding $4.5 billion.

ManTech derived 90.1% of its revenue during the quarter ended June 30, 2003 from prime contracts, and approximately 39% of its revenue for the period came from work under GSA schedule contracts. Revenue from the Department of Defense and the intelligence community accounted for 88.7% of revenue for the second quarter ending June 30, 2003. Revenue from work in secure systems and information technology solutions increased to 81.7% of revenue in the second quarter 2003 from 74.7% in 2002.

ManTech increased 2003 fiscal year guidance to reflect strong performance in the first half of the year and positive spending trends in its core intelligence community and DoD markets:






                                                3rd Quarter 2003                    Full Year 2003
                                        ---------------------------------- ----------------------------------

Revenue                                    $180 million - $184 million        $695 million - $705 million
Diluted Earnings Per Share                        $0.28 - $0.29                      $1.07 - $1.09
Weighted Average Common                            32,235,633                         32,133,084
Shares Outstanding

                                 Conference Call

ManTech has scheduled a conference call for 5:00 p.m., EDT July 30, 2003, during which executive management will discuss second quarter results and respond to questions. Interested parties may access the call by dialing (800) 759-3578 or
(706) 679-7301. The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start time of the call.

A replay of the call will also be available beginning at 9:00 p.m. on July 30, 2003, and will remain available through midnight on August 6, 2003. To access the replay, call 1-800-642-1687 or 706-645-9291. The confirmation code for the replay is 1578232. A replay will also be available on ManTech's Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:
Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and 34 countries worldwide. Additional information can be found at www.mantech.com or by calling 703-218-8200.

This press release contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" and other similar words. You should read statements that contain these words carefully because they discuss the Company's future expectations, make projections of the company's future results of operations or financial condition or state other forward-looking information. Examples of such forward-looking statements include the company's expected future earnings as suggested by backlog and GSA schedule value estimates; updated guidance projections; and the company's belief that there will be increased defense and intelligence spending in the future. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to the following: failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; the company's ability to identify, execute or effectively integrate future acquisitions; the company's ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; failure to experience continued positive defense and intelligence budget and spending trends; material changes in laws or regulations applicable to the company's businesses and other risk factors discussed in the company's filings with the Securities and Exchange Commission. The statements in this press release are made as of July 30, 2003, and the company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.


                               Financials Follow



                        MANTECH INTERNATIONAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands Except Per Share Amounts)

                                                        Three months ended June 30,   Six months ended June 30,
                                                        --------------------------    -------------------------



REVENUES                                                $    177,076    $    119,168    $   325,199   $   227,302
COST OF SERVICES                                             144,350          97,280        264,132       185,890
                                                         ------------    ------------    -----------   -----------
GROSS PROFIT                                                  32,726          21,888         61,067        41,412
                                                         ------------    ------------    -----------   -----------
      RETURN ON SALES %                                         18.5%           18.4%          18.8%         18.2%
COSTS AND EXPENSES:
      General and administrative                              16,195          12,057         30,934        23,490
      Depreciation and amortization                            1,242             516          2,177         1,004
                                                         ------------    ------------    -----------   -----------
            Total costs and expenses                          17,437          12,573         33,111        24,494
                                                         ------------    ------------    -----------   -----------
INCOME FROM OPERATIONS                                        15,289           9,315         27,956        16,918
      RETURN ON SALES %                                          8.6%            7.8%           8.6%          7.4%

Interest expense (income)                                        687             (14)         1,021           203
Other (income) expense                                          (352)           (225)           270          (522)
                                                         ------------    ------------    -----------   -----------
INCOME BEFORE PROVISION FOR INCOME TAXES AND                  14,954           9,554         26,665        17,237
   MINORITY INTEREST

Provision for income taxes*                                   (6,075)         (3,896)       (10,823)       (7,004)

Minority interest                                                 (2)             (1)            (3)           (3)
                                                         ------------    ------------    -----------   -----------
INCOME FROM CONTINUING OPERATIONS                              8,877           5,657         15,839        10,230
Loss on disposal of discontinued operations--net                 --              (795)          --            (795)
                                                         ------------    ------------    -----------   -----------
NET INCOME                                              $      8,877    $      4,862    $    15,839   $     9,435
                                                         ============    ============    ===========   ===========
BASIC EARNINGS (LOSS) PER SHARE:
      Income from continuing operations                 $       0.28    $       0.21    $      0.50   $      0.42
      Loss from discontinued operations                         --             (0.03)          --           (0.03)
                                                         ------------    ------------    -----------   -----------
                                                        $       0.28    $       0.18    $      0.50   $      0.39
                                                         ============    ============    ===========   ===========
                                                         ============    ============    ===========   ===========

Weighted average common shares outstanding                31,941,783      26,373,719     31,928,870    24,553,641
                                                         ============    ============    ===========   ===========
DILUTED EARNINGS (LOSS) PER SHARE:
      Income from continuing operations                 $       0.28    $       0.21    $      0.50   $      0.41
      Loss from discontinued operations                         --             (0.03)          --           (0.03)
                                                         ------------    ------------    -----------   -----------
                                                        $       0.28    $       0.18    $      0.50   $      0.38
                                                         ============    ============    ===========   ===========
Weighted average common shares outstanding                31,994,687      26,697,911     31,964,829    24,838,112
                                                         ============    ============    ===========   ===========

*NOTE: ManTech reported cash tax savings related to the four recent acquisitions of $1.1 million during the second quarter of 2003 due to the deductibility of $153.4 million of goodwill and related intangibles. The goodwill and related intangibles are deductible because ManTech and the shareholders of the acquired companies made a joint section 338(h) (10) election under the federal Tax Code.



                        MANTECH INTERNATIONAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)
                                                                                           Six months ended June
                                                                                                    30,
                                                                                          -------------------------
                                                                                             2003          2002
                                                                                          -----------   -----------
                                                                                          (unaudited    (unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                                          $   15,839    $    9,435
      Adjustments to reconcile net income to net cash provided by (used in) operating activities:
      Equity in losses (earnings) of affiliates                                                  781          (483)
      Loss from discontinued operations                                                         --             795
      Deferred income taxes                                                                   (1,928)       (2,995)
      Minority interest in income of consolidated subsidiaries                                     3             3
      Loss on disposals of property and equipment                                                 11             8
      Depreciation and amortization                                                            3,107         1,749
      Change in assets and liabilities--net of effects from acquired and discontinued
         businesses:
            Increase in receivables                                                           (5,752)      (11,786)
            (Increase) decrease in prepaid expenses and other                                 (1,643)        2,374
            Decrease in accounts payable and accrued expenses                                   (708)       (2,439)
            (Decrease) increase in accrued salaries and related expenses                      (3,159)          467
            Increase in billings in excess of revenue earned                                   1,988           306
            Increase (decrease) in other long-term liabilities                                    86           (51)
            Increase in accrued retirement                                                       403           540
                                                                                           ----------    ----------
Net cash provided by (used in) operating activities of continuing operations                   9,028        (2,077)
                                                                                           ----------    ----------
                                                                                           ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from sales of property and equipment
      Investment in Integrated Data Systems, net of cash acquired of $2,820                  (63,139)         --
      Investment in MSM Security Services, Inc., net of cash acquired of $20                  (5,093)         --
      Investment in property and equipment                                                    (1,884)       (1,510)
      Investment in capitalized software products                                             (1,015)         (322)
      Investment in CTX Corporation                                                              (37)           --
      Investment in Aegis Research Corporation                                                   (10)           --
      Dividends from MASI U.K.                                                                  --             286
      Proceeds from notes receivable                                                            --             250
      Dividends from GSE Preferred Stock                                                        --              75
                                                                                           ----------    ----------
Net cash used in investing activities of continuing operations                               (71,177)       (1,219)
                                                                                           ----------    ----------
                                                                                           ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Payment of not-to-compete financings                                                    (1,000)           --
      Proceeds from exercise of stock options                                                    160             268
      Proceeds from common stock issuance--net of offering expenses                              --         110,157
      Net decrease in borrowings under lines of credit                                          --         (32,300)
      Repayment of subordinated debt                                                            --          (8,000)
      Repayment of term loan                                                                    --          (5,908)
                                                                                           ----------    ----------
Net cash (used in) provided by financing activities of continuing operations                    (840)       64,217
                                                                                           ----------    ----------
                                                                                           ----------    ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                     (11)         (135)

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS                                         2,317        (2,772)
                                                                                           ----------    ----------
                                                                                           ----------    ----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                         (60,683)        58,014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                81,096         26,902
                                                                                           ----------    ----------
                                                                                           ----------    ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                  $   20,413    $    84,916
                                                                                           ==========    ==========


                       MANTECH INTERNATIONAL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                                         June 30,      December 31,
                                                                                           2003            2002
                                                                                        ---------       ----------
                                                                                        (unaudited
                                       ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                                                         $   20,413    $     81,096
      Cash in escrow                                                                         1,485              --
      Receivables--net                                                                     151,740         133,122
      Prepaid expenses and other                                                            10,992           8,955
      Assets held for sale                                                                     819           6,738
                                                                                        -----------   -------------

            Total current assets                                                           185,449         229,911
Property and equipment--net                                                                 11,258           9,131
Goodwill                                                                                   146,233          94,003
Other intangibles                                                                           17,942          10,231
Investments                                                                                 10,306           7,631
Employee supplemental savings plan assets                                                    8,461           8,068
Other assets                                                                                 5,906           5,413

                                                                                        -----------   ------------
            TOTAL ASSETS                                                                $  385,555    $    364,388
                                                                                        -----------   ------------
                                                                                        -----------   ------------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      Current portion of debt                                                           $      76     $      1,000
      Accounts payable and accrued expenses                                                 36,082          32,905
      Accrued salaries and related expenses                                                 24,822          23,619
      Deferred income taxes                                                                 10,146          11,888
      Billings in excess of revenue earned                                                   5,138           2,700
      Liabilities held for sale                                                                643           5,099
                                                                                        ----------    ------------

            Total current liabilities                                                       76,907          77,211
Debt--net of current portion                                                                25,223          25,000
Accrued retirement                                                                           9,958           9,555
Other long-term liabilities                                                                  5,444           1,838
Deferred income taxes                                                                        5,390           4,744
Minority interest                                                                               45              42
                                                                                        ----------    ------------
TOTAL LIABILITIES                                                                          122,967         118,390
                                                                                        ----------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
      Common stock, Class A                                                                    164             163
      Common stock, Class B                                                                    156             156
      Additional paid in capital                                                           207,956         206,861
      Retained earnings                                                                     56,682          40,843
      Accumulated other comprehensive loss                                                  (1,827)         (2,025)
      Unearned ESOP shares                                                                    (543)             --
      Deferred compensation                                                                    640             640
      Shares held in grantor trust                                                            (640)           (640)
                                                                                        ----------    ------------
            TOTAL STOCKHOLDERS' EQUITY                                                     262,588         245,998
                                                                                        ----------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $  385,555    $    364,388
                                                                                        ----------    ------------




                        MANTECH INTERNATIONAL CORPORATION
                 EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
                            AND AMORTIZATION (EBITDA)
                             (Dollars in Thousands)

                                                         Three Months Ended                Six Months Ended
                                                              June 30,                         June 30,
                                                    -----------------------------    -----------------------------
                                                       2003             2002            2003             2002
                                                    ------------    -------------    ------------    -------------
                                                    (Unaudited)      (Unaudited)      (Unaudited)     (Unaudited)


Net Income                                                8,877            4,862          15,839            9,435

Plus:      Loss from Discontinued Operations                  -              795               -              795
                                                    ------------    -------------    ------------    -------------
Income from Continuing Operations                         8,877            5,657          15,839           10,230

Plus:      Interest Expense (Income)                        687             (14)           1,021              203
           Income Taxes                                   6,075            3,896          10,823            7,004
           Depreciation and Amortization                  1,695              885           3,107            1,749
           Other (Income) Expense                         (352)            (225)             270            (522)

           Minority Interest                                  2                1               3                3
                                                    ------------    -------------    ------------    -------------
EBITDA                                                   16,984           10,200          31,063           18,667
                                                    ------------    -------------    ------------    -------------
EBITDA ROS%                                                9.6%             8.6%            9.6%             8.2%



NOTE: EBITDA is defined as net income plus the loss from discontinued operations, interest expense, income taxes, depreciation and amortization, other expense, minority interest, and minus interest income and other income.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.